As filed with the Securities and Exchange Commission on November 30, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIBERTY ACQUISITION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	20-0490600
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 41st Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-145559

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock, $0.0001 par value, and one-half of one Warrant	American Stock Exchange

Common Stock included in the Units	American Stock Exchange

Warrants included in the Units	American Stock Exchange
SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the units, common stock and warrants of Liberty Acquisition Holdings Corp. (the “Company”). The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-145559), filed with the Securities and Exchange Commission on August 17, 2007, as amended on each of October 5, 2007, November 9, 2007, and November 26, 2007 (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed by the Company are hereby also incorporated by reference herein.

Item 2.	Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 30, 2007	Liberty Acquisition Holdings Corp.
	By:	/s/ Jared S. Bluestein
		Name:	Jared S. Bluestein
		Title:	Secretary

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